ROSETTA RESOURCES INC. ANNOUNCES RECORD
FIRST QUARTER 2008 PRODUCTION AND INCOME

HOUSTON, TEXAS, May 8, 2008 / PRIME NEWSWIRE / -- Rosetta Resources Inc. (NASDAQ: ROSE) (“Rosetta” or the “Company”) today reported first quarter 2008 financial and operating results and provided an updated outlook for 2008. Randy L. Limbacher, President and Chief Executive Officer, will host a conference call, Friday, May 9, 2008 at 7:30 a.m. Central Time, to review this information. To participate in the call, dial (877) 440-5803 or listen through the website at http://www.rosettaresources.com.

2008 FIRST QUARTER RESULTS

Rosetta’s net income and production for the first quarter of 2008 were at their highest levels since it has been a stand alone company.

Net income was $27.5 million, up 96% compared to net income of $14.0 million in the first quarter of 2007. First quarter diluted earnings per share were $0.54 in 2008, up 93% compared to $0.28 in the first quarter of 2007.

For the first quarter, production averaged 152 MMcfe/d, up 41% from the 108 MMcfe/d reported for the comparable period of 2007.  Average realized gas prices for the quarter were $8.74 per Mcf, including the effects of hedging; and realized oil prices averaged $100.10 per Bbl.

Revenues for Rosetta totaled $128.3 million, including a negative hedging effect of $0.7 million. Revenues were up 69% from the $75.8 million reported in 2007.

Total lease operating expense ("LOE"), which includes direct LOE, workovers, ad-valorem taxes, and insurance, was $13.4 million or $0.97 per Mcfe.  Direct LOE was $8.8 million or $0.64 per Mcfe, workover costs were $1.2 million or $0.09 per Mcfe, ad valorem taxes were $2.8 million or $0.20 per Mcfe and insurance was $0.6 million or $0.04 per Mcfe for the period. Production taxes were $3.4 million or $0.25 per Mcfe and treating, transportation and marketing charges were $2.1 million or $0.14 per Mcfe. Depreciation, depletion and amortization was $51.4 million, based on a DD&A rate of $3.72 per Mcfe.

General and administrative costs were $12.1 million for the first quarter, and include $0.3 million in non-cash stock compensation expenses, and costs associated with the Calpine lawsuit.

Randy L. Limbacher, Rosetta’s President and Chief Executive Officer, commented. “We are very pleased with our performance in this quarter, which delivered on expectations and positioned us for additional success in the year. Our volumes are on track to meet guidance for the year and our capital program is performing as planned. During the quarter, we made significant progress in filling key operations leadership roles, identifying potential future inventory for Rosetta, and vigorously asserting our position in the pending Calpine lawsuit.”

FIRST QUARTER OPERATIONS HIGHLIGHTS

During the first quarter, the Company drilled 36 gross and 32 net wells with a net success rate of 83%. The majority of this drilling activity took place in the Sacramento Basin, South Texas, and the DJ Basin.

In California’s Sacramento Basin, the Company drilled 6 wells, with 5 successful. The Company continued to extend the southern limits of the Rio Vista field by drilling 3 wells. Average production from the Basin was 48 MMcfe/d for the quarter.

In South Texas, Rosetta drilled 12 wells in the Lobo area with 10 successful on acreage that is covered by 320 square miles of 3D seismic. Average production for the Lobo was 38 MMcfe/d in the first quarter.

In the Perdido trend, a rig moved into the field in late March and was drilling ahead at the end of the quarter. Production averaged approximately 11 MMcfe/d in the quarter.

In the DJ Basin Niobrara Play, the Company drilled 13 wells, 11 of which were successful. Average production for the quarter was 7 MMcfe/d.

In Sabine Lake, three producing wells averaged 13 MMcfe/d net to Rosetta for the quarter.

2008 OUTLOOK

For 2008, the Company’s volume and organic capital guidance are unchanged at 140-150 MMcfe/d and $290MM, respectively. Unit cash costs are expected to be in line with first quarter actual results. Unit depletion, depreciation and amortization costs are expected to average $3.55-$3.75/Mcfe.

The Company’s hedge position is unchanged with 67,909 MMBtu/d hedged for the balance of 2008 at an average price of $7.75 per MMBtu. For 2009, 52,141 MMBtu/d are hedged at an average price of $7.65 per MMBtu, along with 10,000 MMBtu/d for 2010 at an average price of $8.30 per MMbtu.

Additionally, the Company has also entered into costless collar transactions for 5,000 MMBtu/d for 2008 and 2009. The costless collars have an average floor price of $8.00 per MMBtu and an average ceiling price of $10.27 per MMBtu.

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this press release are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Rosetta Resources Inc. and its subsidiaries (the “Company”) and its management. These forward-looking statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those herein described. Accordingly, Recipients are cautioned that these forward-looking statements are not guarantees of future performance. Please refer to Company’s risks, uncertainties and assumptions as it discloses from time to time in the Company’s reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2007, which can also be found on the Company’s website at www.rosettaresources.com.  The Company undertakes no duty to update the information contained herein except as required by law.

Investor Contact:

Michael J. Rosinski
Executive Vice President & Chief Financial Officer
Rosetta Resources Inc.
(713) 335-4037
rosinskim@rosettaresources.com

Rosetta Resources Inc.
Consolidated Balance Sheet
(In thousands, except share amounts)
	March 31, 2008	December 31, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 45,893	$ 3,216
Accounts receivable	62,640	55,048
Derivative instruments	-	3,966
Deferred income taxes	20,650	-
Prepaid expenses	9,696	10,413
Other current assets	4,087	4,249
Total current assets	142,966	76,892
Oil and natural gas properties, full cost method, of which $41.7 million at March 31, 2008 and $40.9 million at December 31, 2007 were excluded from amortization	1,612,306	1,566,082
Other fixed assets	6,903	6,393
	1,619,209	1,572,475
Accumulated depreciation, depletion, and amortization	(346,757)	(295,749)
Total property and equipment, net	1,272,452	1,276,726
Deferred loan fees	1,900	2,195
Other assets	1,154	1,401
Total other assets	3,054	3,596
Total assets	$1,418,472	$1,357,214

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 37,281	$ 33,949
Accrued liabilities	47,552	64,216
Royalties payable	24,334	18,486
Derivative instruments	55,436	2,032
Prepayment on gas sales	25,647	20,392
Deferred income taxes	-	720
Total current liabilities	190,250	139,795
Long-term liabilities:
Derivative instruments	21,917	13,508
Long-term debt	245,000	245,000
Asset retirement obligation	20,686	18,040
Deferred income taxes	79,907	67,916
Total liabilities	557,760	484,259
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares; no shares issued in 2008 or 2007	-	-
Common stock, $0.001 par value; authorized 150,000,000 shares; issued 50,672,022 shares and 50,542,648 shares at March 31, 2008 and December 31, 2007, respectively	50	50
Additional paid-in capital	764,588	762,827
Treasury stock, at cost;118,271 and 109,303 shares at March 31, 2008 and December 31, 2007, respectively	(2,224)	(2,045)
Accumulated other comprehensive (loss) income	(48,539)	(7,225)
Retained earnings	146,837	119,348
Total stockholders' equity	860,712	872,955
Total liabilities and stockholders' equity	$1,418,472	$1,357,214

Rosetta Resources Inc.
Consolidated/Combined Statement of Operations
(In thousands, except per share amounts)
	Three Months Ended March 31,
	2008	2007
Revenues:
Natural gas sales	$ 112,445	$ 69,161
Oil sales	15,888	6,635
Total revenues	128,333	75,796
Operating Costs and Expenses:
Lease operating expense	13,414	8,796
Depreciation, depletion, and amortization	51,414	30,551
Treating and transportation	1,305	763
Marketing fees	748	663
Production taxes	3,437	985
General and administrative costs	12,107	8,069
Total operating costs and expenses	82,425	49,827
Operating income	45,908	25,969

Other (income) expense
Interest expense, net of interest capitalized	3,554	4,370
Interest income	(239)	(972)
Other (income) expense, net	(41)	-
Total other expense	3,274	3,398

Income before provision for income taxes	42,634	22,571
Provision for income taxes	15,145	8,580
Net income	$ 27,489	$ 13,991

Earnings per share:
Basic	$ 0.54	$ 0.28
Diluted	$ 0.54	$ 0.28

Weighted average shares outstanding:
Basic	50,485	50,325
Diluted	50,719	50,483

Rosetta Resources Inc.
Consolidated/Combined Statement of Cash Flows
(In thousands, except per share amounts)
	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities
Net income	$ 27,489	$ 13,991
Adjustments to reconcile net income to net cash from operating activities
Depreciation, depletion and amortization	51,414	30,551
Deferred income taxes	15,145	8,580
Amortization of deferred loan fees recorded as interest expense	295	295
Income from unconsolidated investments	-	(47)
Stock compensation expense	273	1,352
Change in operating assets and liabilities:
Accounts receivable	(7,592)	(366)
Prepaid expenses	717	(10,537)
Other current assets	162	(479)
Other assets	187	296
Accounts payable	3,332	2,647
Accrued liabilities	720	(2,285)
Royalties payable	11,103	2,523
Net cash provided by operating activities	103,245	46,521
Cash flows from investing activities
Purchases of property and equipment	(61,879)	(58,452)
Disposals of property and equipment	2	-
Other	-	3
Net cash used in investing activities	(61,877)	(58,449)
Cash flows from financing activities
Proceeds from issuances of common stock	1,488	114
Purchases of treasury stock	(179)	(59)
Net cash provided by financing activities	1,309	55

Net increase (decrease) in cash	42,677	(11,873)
Cash and cash equivalents, beginning of period	3,216	62,780
Cash and cash equivalents, end of period	$ 45,893	$ 50,907

Supplemental non-cash disclosures:
Capital expenditures included in accrued liabilities	$ 19,254	$ 26,352